EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Bancorp. of our report dated January 15, 1999 included in the 1998 Annual Report to Shareholders of First Financial Bancorp.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- 46819) pertaining to the First Financial Bancorp. 1991 Stock Incentive Plan and in the related Prospectus of our report dated January 15, 1999 with respect to the consolidated financial statements of First Financial Bancorp. incorporated by reference in the Annual Report (Form 10- K) for the year ended December 31, 1998.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-25745) pertaining to the First Financial Bancorp. Dividend Reinvestment and Share Purchase Plan and in the related Prospectus of our report dated January 15, 1999 with respect to the consolidated financial statements of First Financial Bancorp. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.

Ernst & Young LLP

March 26, 1999
Cincinnati, Ohio